Exhibit 5.1

609 Main Street

Houston, Texas 77002

United States

+1 713-836-3600

www.kirkland.com

Facsimile:

+1 713 836 3601

September 9, 2022

Executive Network Partnering Corporation

137 Newbury Street, 7th Floor

Boston, MA 02116

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special legal counsel to Executive Network Partnering Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4 (No. 333-264986), which includes the proxy statement/prospectus, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 16, 2022 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated May 16, 2022 (the “Business Combination Agreement”), by and among the Company, Granite Ridge Resources, Inc. (the “New Parent”), ENPC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Parent (“ENPC Merger Sub”), GREP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of New Parent (“GREP Merger Sub”), and GREP Holdings, LLC, a Delaware limited liability company (“GREP”), which provides, among other things, that (i) ENPC Merger Sub will merge with and into the Company (the “ENPC Merger”), with the Company surviving the ENPC Merger as a wholly-owned subsidiary of New Parent and (ii) GREP Merger Sub will merge with and into GREP (the “GREP Merger”), with GREP surviving the GREP Merger as a wholly-owned subsidiary of New Parent (the transactions contemplated by the foregoing clauses (i) and (ii) the “Business Combination,” and together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

As a result of the consummation of the Transactions and immediately prior to the effective time of the ENPC Merger, (i) 495,357 shares of the Company’s Class F common stock, par value $0.0001 per share (“ENPC Class F common stock”), shall be converted into 1,238,393 shares of the Company’s Class A common stock, par value $0.0001 per share (“ENPC Class A common stock”) (of which 371,518 shares of ENPC Class A common stock shall be subject to the vesting and forfeiture provisions set forth in the sponsor agreement entered into concurrently with the execution and delivery of the Business Combination, by and among the Company and the other parties thereto, upon their conversion to the New Parent’s common stock, par value $0.0001 per share (the “New Parent common stock”), in accordance with the terms of the

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Executive Network Partnering Corporation

September 9, 2022

Business Combination Agreement), and the remainder of ENPC Class F common stock outstanding will automatically be cancelled without any conversion, payment or distribution with respect thereto (the “ENPC Class F Conversion”), (ii) all other remaining shares of ENPC Class A common stock held by the ENPC Holdings, LLC, a Delaware limited liability company (the “Sponsor”), shall automatically be cancelled without any conversion, payment or distribution (the “Sponsor Share Cancellation”) and (iii) all shares of ENPC Class B common stock outstanding will be deemed transferred to the Company and be surrendered and forfeited for no consideration (the “ENPC Class B Contribution”). Effective immediately prior to the ENPC Class F Conversion, Sponsor Share Cancellation and ENPC Class B Contribution, any and all ENPC CAPSTM (the “ENPC CAPSTM”), which are composed of one share of ENPC Class A common stock and one-fourth of one of the Company’s public warrants (“ENPC warrants”), shall be immediately and automatically detached and broken into their constituent parts, such that a holder of an ENPC CAPSTM shall be deemed to hold one share of ENPC Class A common stock and one-fourth of one ENPC warrant and such underlying constituent securities shall be converted or cancelled (the “CAPSTM Separation”). Following the ENPC Class F Conversion, Sponsor Share Cancellation, ENPC Class B Contribution and CAPSTM Separation, each share of ENPC Class A common stock issued and outstanding will be converted into a right to receive one share of New Parent common stock. Immediately prior to the effective time of the ENPC Merger, all of the Company’s private placement warrants and working capital warrants will be deemed transferred to the Company and will be surrendered and forfeited for no consideration. At the effective time of the ENPC Merger, each ENPC warrant issued and outstanding, entitling the holder thereof to purchase one share of ENPC Class A common stock at an exercise price of $11.50 per share, will be converted into the right to receive a warrant (the “New Parent warrants”) to purchase one share of New Parent common stock at an exercise price of $11.50 per share (subject to adjustment) upon consummation of the Business Combination.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of 182,988,393 shares of New Parent common stock and 10,350,000 New Parent warrants.

In connection with the preparation of this opinion, we have, among other things, read:

(i) the Business Combination Agreement attached to the Registration Statement as Annex A and filed as Exhibit 2.1 to the Registration Statement;

(ii) the Certificate of Incorporation of New Parent filed as Exhibit 3.1 to the Registration Statement;

(iii) the Amended and Restated Certificate of Incorporation of New Parent in the form attached to the Registration Statement as Annex B and filed as Exhibit 3.2 to the Registration Statement;

Executive Network Partnering Corporation

September 9, 2022

(iv) the Bylaws of New Parent filed as Exhibit 3.3 to the Registration Statement;

(v) the Amended and Restated Bylaws of New Parent in the form filed as Exhibit 3.4 to the Registration Statement;

(vi) the Warrant Agreement, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on September 21, 2022, and the amendment thereto (as amended the “Warrant Agreement”);

(vii) the Assignment, Assumption and Amendment Agreement in the form attached as Exhibit 4.5 to the Registration Statement (the “Assignment, Assumption and Amendment Agreement”) related to the Warrant Agreement;

(viii) the Registration Statement and the exhibits thereto; and

(ix) such other documents, records, and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(i) When the shares of New Parent common stock are delivered in accordance with the terms of the Business Combination Agreement, the shares of New Parent common stock will be duly authorized and validly issued, fully paid and non-assessable;

(ii) The shares of New Parent common stock issuable upon the exercise or redemption of the New Parent warrants have been duly authorized and, when issued upon the exercise by the holders of New Parent warrants and the payment of the exercise price in accordance with the Assignment, Assumption and Amendment Agreement, will be validly issued, fully paid and non-assessable;

Executive Network Partnering Corporation

September 9, 2022

(iii) When the New Parent warrants are delivered in accordance with the terms of the Business Combination Agreement, the New Parent warrants will constitute valid and binding obligations of New Parent, enforceable against New Parent in accordance with their terms under the laws of the State of New York;

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”). We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the securities described herein.

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the New Parent common stock and New Parent warrants, (ii) the terms of the Warrant Agreement and Assignment, Assumption and Amendment Agreement are consistent with the descriptions of the terms of such agreements set forth in the Registration Statement, and (iii) at the time of the issuance, sale and delivery of each share of New Parent common stock and New Parent warrant, as applicable, (x) the authorization of such share of New Parent common stock or New Parent warrant, as applicable, by New Parent will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such share of New Parent common stock or New Parent warrant, as applicable, and (y) the issuance, sale and delivery of such share of New Parent common stock or New Parent warrant, as applicable, the terms of such share of New Parent common stock or New Parent warrant, as applicable and compliance by New Parent with the terms of such share of New Parent common stock or New Parent warrant, as applicable, will not violate any applicable law, any agreement or instrument then binding upon New Parent (including, but not limited to the Warrant Agreement and the Assignment, Assumption and Amendment Agreement) or any restriction imposed by any court or governmental body having jurisdiction over New Parent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or DGCL be changed by legislative action, judicial decision or otherwise.

Executive Network Partnering Corporation

September 9, 2022

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP